Exhibit 3.1

THE COMPANIES LAW REVISED

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

Tuniu Corporation

(Amended and Restated by Special Resolution dated August 16, 2013)

THE COMPANIES LAW REVISED

OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Tuniu Corporation

(Amended and Restated by Special Resolution dated August 16, 2013)

1.	The name of the Company is Tuniu Corporation.

2.	The Registered Office of the Company shall be at the offices of NovaSage Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P.O. Box 2582, Grand Cayman KY1-1103, Cayman Islands.

3.	Subject to the following provisions of this Amended and Restated Memorandum of Association, the objects for which the Company is established are unrestricted.

4.	Subject to the following provisions of this Amended and Restated Memorandum of Association, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Law (Revised), as the same may be amended from time to time.

5.	Nothing in this Amended and Restated Memorandum of Association shall permit the Company to carry on a business for which a license is required under the laws of the Cayman Islands unless duly licensed.

6.	The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

8.	The authorised share capital of the Company is US$20,962.3922 divided into (i) 126,999,531 Ordinary Shares of US$0.0001 par value each, and (ii) 82,624,391 Preference Shares of US$0.0001 par value each, of which 13,506,748 shares are designated as Preference A Shares, 21,564,115 shares are designated as Preference B Shares, 25,782,056 shares are designated as Preference C Shares, and 21,771,472 shares are designated as Preference D Shares.

9.	The Company may exercise the power contained in the Companies Law (Revised) to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

10.	Capitalised terms that are not defined in this Amended and Restated Memorandum of Association bear the same meaning as those given in the Amended and Restated Articles of Association of the Company.

THE COMPANIES LAW (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

TUNIU CORPORATION

(Amended and Restated by Special Resolution dated August 16, 2013)

Table A

The regulations in Table A in the First Schedule to the Law (as defined below) do not apply to the Company.

INTERPRETATION

1.	Definitions

1.1	In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Alternate Director	an alternate director appointed in accordance with these Articles;

Angel Investor Holdcos	Wang Bros Venture Capital Ltd., PGM Capital Inc., Time Tide Investment Limited and Atomic Power Capital Ltd.;

Angel Investors	WANG Tong , WANG Jiping , WEN Xin and TAN Yongquan ;

Articles	these Amended and Restated Articles of Association, as the same may be amended from time to time;

Auditor	the persons for the time being performing the duties of auditors of the Company;

Board / Board of Directors	the board of directors appointed or elected pursuant to these Articles and acting at a meeting of directors at which there is a quorum or by written resolution in accordance with these Articles;

Company	Tuniu Corporation;

Director	a director appointed or elected pursuant to these Articles and the Shareholders Agreements and shall include an Alternate Director;

Domestic Entities	the PRC domestic companies organized and existing under the laws of the PRC with respect to which the Company exercises any control through contractual agreements or otherwise, which shall include, without limitation, Nanjing Tuniu Technology Co., Ltd. , a limited liability company established under the laws of the PRC, Shanghai Tuniu International Travel Agency Co., Ltd. , a limited liability company established under the laws of the PRC, Nanjing Tuniu International Travel Agency Co., Ltd. , a limited liability company established under the laws of the PRC, Nanjing Tuzhilv Tickets Sales Co., Ltd. , Beijing Tuniu International Travel Service Co., Ltd. , a limited liability company established under the laws of the PRC, and Hainan Tuniu Travel Agency Co., Ltd. , a limited liability company established under the laws of the PRC, and any and all Subsidiaries thereof;

Governmental or Regulatory Authority	means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization;

Group	the Company and each of its direct and indirect Subsidiaries and affiliates with respect to which the Company exercises any control through equity ownership, contractual agreements or otherwise, which shall include but without limitation the WFOEs, Tuniu International Travel Service (HK) Company Limited, Tuniu Travel Holding Limited, Tuniu (HK) Limited, and the Domestic Entities, and a “Group Company” means any of them;

Law	the Companies Law of the Cayman Islands (2012 Revision) and every modification, reenactment or revision thereof for the time being in force;

Management Shareholders	YU Dunde and YAN Haifeng ;

Management Shareholder Holdcos	Dragon Rabbit Capital Limited and Verne Capital Limited;

Member / Shareholder	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Memorandum	the Amended and Restated Memorandum of Association of the Company, as the same may be amended from time to time;

month	calendar month;

notice	written notice as further provided in these Articles unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Ordinary Director	the Director appointed by holders of a majority of the Ordinary Shares pursuant to Article 4.3(b);

ordinary resolution	a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by a simple majority of the votes cast, or a written resolution passed by the consent of all of the Members of the Company (as-converted);

Ordinary Share	an Ordinary Share of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles;

Ordinary Shareholders	Management Shareholders, Management Shareholder Holdcos, Angel Investors and Angel Investor Holdcos;

PRC	People’s Republic of China but solely for purposes of these Articles excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan;

Preference A Majority	the holders holding at least a majority of Preference A Shares on an as-converted basis and the Ordinary Shares converted from Preference A Shares;

Preference B Majority	the holders holding at least a majority of Preference B Shares on an as-converted basis and the Ordinary Shares converted from Preference B Shares;

Preference C Majority	the holders holding at least a majority of Preference C Shares on an as-converted basis and the Ordinary Shares converted from Preference Shares;

Preference D Majority	the holders holding at least a majority of Preference D Shares on an as-converted basis and the Ordinary Shares converted from Preference Shares;

Preference A Share	a preference A share of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles;

Preference B Share	a preference B share of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles;

Preference C Share	a preference C share of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles;

Preference D Share	a preference D share of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles;

Preference Share	Preference A Share, Preference B Share, Preference C Share and/or Preference D Share;

Preference C Purchase Agreement	Preference C Shares Purchase Agreement entered into among the Company and the parties named therein in connection with the sale and issuance of Preference C Shares by the Company;

Preference D Original Purchase Price	means US$2.7559 per share, as appropriately adjusted for any Recapitalization;

Preference D Purchase Agreement	Preference D Shares Purchase Agreement entered into among the Company, Esta Investments Pte Ltd and the parties named therein in connection with the sale and issuance of Preference D Shares of the Company;

Preference Director(s)	Series A Director, Series B Director, Series C Director and/or Series D Director;

paid-up	paid-up or credited as paid-up;

Recapitalization	share splits, share dividends, reclassifications or the like;

Register of Directors and Officers	the register of directors and officers referred to in these Articles;

Register of Members	the register of Members referred to in these Articles;

Registered Office	the registered office for the time being of the Company;

Seal	the common seal or any official or duplicate seal of the Company;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Series A Director	the Director appointed by the Preference A Majority pursuant to Article 4.3(b);

Series B Director	the Director appointed by holders of the Preference B Majority pursuant to Article 4.3(b);

Series C Director	the Director appointed by holders of at least a majority of the Preference C Shares pursuant to Article 4.3(b);

Series D Director	the Director appointed by holders of at least a majority of the Preference D Shares pursuant to Article 4.3(b);

Shareholders Agreements	The Third Amended and Restated Investors’ Rights Agreement, the Third Amended and Restated Right of First Refusal and Co-Sale Agreement and the Third Amended and Restated Voting Agreement in respect of the Company, each entered into among the Company and the parties named therein as provided in the Preference D Purchase Agreement, as each may be amended from time to time by the parties thereto;

special resolution	a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by a majority of not less than two-thirds of the vote cast, as provided in the Law, or a written resolution passed by unanimous consent of all Members (or Members holding a specified class of shares, as the case may be) entitled to vote;

Subsidiary	means, with respect to any given person, any other individual, corporation, partnership, trust, limited liability company, association or other entity that is controlled directly or indirectly by such given person. For the purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or by contract or otherwise.

US GAAP	Generally accepted accounting principles in the United States applied on a consistent basis;

US GAAS	Generally accepted auditing standards in the United States;

WFOEs	Beijing Tuniu Technology Co., Ltd. , and Tuniu (Nanjing) Information Technology Co., Ltd. , each a wholly foreign owned enterprise organized under the laws of the PRC as a wholly owned Subsidiary indirectly held by the Company through Tuniu (HK) Limited;

written resolution	a resolution passed in accordance with Articles 37 or 61; and

year	calendar year.

1.2	In these Articles, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:-

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof; and

(f)	unless otherwise provided herein, words or expressions defined in the Law shall bear the same meaning in these Articles.

1.3	In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1	Subject to these Articles (including but not limited to Article 5), and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe, provided that no share shall be issued at a discount except in accordance with the Law.

3.	Redemption and Purchase of Shares

3.1	Preference Shares shall be redeemable in accordance with Article 4.2(c).

3.2	Subject to the Law and these Articles (including but not limited to Article 5), the Company may do the following with respect to any redeemable shares it may issue from time to time:

(a)	The Company is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member.

(b)	The Company is hereby authorised to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Law.

(c)	The redemption price of a redeemable share, or the method of calculation thereof, shall be fixed by the Directors at or before the time of issue.

(d)	Every share certificate representing a redeemable share shall indicate that the share is redeemable.

(e)	In the case of shares redeemable at the option of a Member a redemption notice from a Member may not be revoked without the agreement of the Directors.

(f)	At the time or in the circumstances specified for redemption the redeemed shares shall be cancelled and shall cease to confer on the relevant Member any right or privilege, without prejudice to the right to receive the redemption price, which price shall become payable so soon as it can with due despatch be calculated, but subject to surrender of the relevant share certificate for cancellation (and reissue in respect of any balance).

(g)	The redemption price may be paid in any manner authorised by these Articles for the payment of dividends.

(h)	A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Directors, after due enquiry, estimate to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty day deposits in the same currency.

(i)	The Directors may exercise as they think fit the powers conferred on the Company by Section 37(5) of the Law (payment out of capital) but only if and to the extent that the redemption could not otherwise be made (or not without making a fresh issue of shares for this purpose).

(j)	Subject as aforesaid, the Directors may determine, as they think fit all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected.

(k)	No share may be redeemed unless it is fully paid-up.

3.3	Subject to the Law, these Articles (including but not limited to Article 5), the Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Law. Subject to these Articles (including without limitation Article 5), the Board may determine the manner of the repurchase, including, without limitation, the price, method of payment and timing (which determination shall include the approval of the Series D Director, Series C Director, the Series B Director and the Series A Director). Shares purchased by the Company shall be cancelled and shall cease to confer any right or privilege on the Member from whom the shares are purchased.

SHARE RIGHTS

4. Share Rights. The Preference Shares and Ordinary Shares of the Company shall have the following rights, preferences, privileges and be subject to the following restrictions:

4.1	Liquidation Rights. Upon any voluntary or involuntary liquidation, winding up or cessation of business of the Company (including a cessation of a substantial portion of the business), which liquidation, winding up or cessation of business affects directly or indirectly more than fifty percent (50%) of the assets or business of the Company (a “Liquidation Transaction”), the assets and funds of the Company shall be distributed (subject to any prior ranking creditors’ claims) to the Members in the following proportion and priority (such amounts to be distributed under this Article 4.1, the “Liquidation Preferences”):

(a)	the holders of the Preference D Shares shall be entitled to receive, prior and in preference to any distribution of any of such assets and funds of the Company to the holders of Preference C Shares, Preference B Shares, Preference A Shares, Ordinary Shares and any other securities of the Company, by reason of their ownership thereof, an amount equal to one hundred percent (100%) of the Preference D Original Purchase Price for each Preference D Share then held by them plus any declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preference D Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed rateably among the holders of the Preference D Shares in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b)	subject and subsequent to the completion of the distribution made pursuant to Article 4.1(a) above, the holders of the Preference C Shares shall be entitled to receive, prior and in preference to any distribution of any of such assets and funds of the Company to the holders of Preference B Shares, Preference A Shares, Ordinary Shares and any other securities of the Company, by reason of their ownership thereof, an amount equal to one hundred percent (100%) of the original purchase price per share paid for such Preference C Shares (the “Preference C Original Purchase Price”) (as adjusted for any Recapitalization) for each Preference C Share then held by them plus any declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preference C Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed rateably among the holders of the Preference C Shares in proportion to the preferential amount each such holder is otherwise entitled to receive.

(c)	subject and subsequent to the completion of the distribution made pursuant to Articles 4.1(a) and 4.1(b) above, the holders of the Preference B Shares shall be entitled to receive, prior and in preference to any distribution of any of such assets and funds of the Company to the holders of Preference A Shares, Ordinary Shares and any other securities of the Company, by reason of their ownership thereof, an amount equal to one hundred percent (100%) of the original purchase price per share paid for such Preference B Shares (the “Preference B Original Purchase Price”) (as adjusted for any Recapitalization) for each Preference B Share then held by them plus any declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preference B Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed rateably among the holders of the Preference B Shares in proportion to the preferential amount each such holder is otherwise entitled to receive.

(d)	subject and subsequent to the completion of the distributions made pursuant to Articles 4.1(a), 4.1(b) and 4.1(c) above, the holders of the Preference A Shares shall be entitled to receive, prior and in preference to any distribution of the remaining assets and funds of the Company to the holders of Ordinary Shares and any other securities of the Company, by reason of their ownership thereof, an amount equal to one hundred fifty percent (150%) of the original purchase price per share paid for such Preference A Shares (the “Preference A Original Purchase Price”) (as adjusted for any Recapitalization) for each Preference A Share then held by them plus any declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preference A Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed rateably among the holders of the Preference A Shares in proportion to the preferential amount each such holder is otherwise entitled to receive.

(e)	upon the completion of the distributions made pursuant to Articles 4.1(a), 4.1(b), 4.1(c) and 4.1(d) above, the remaining assets and funds of the Company available for distribution to Members shall be distributed among the holders of the Preference D Shares, Preference C Shares, the Preference B Shares, the Preference A Shares and the Ordinary Shares pro rata based on the number of Ordinary Shares held by each such holder (assuming conversion of all such Preference D Shares, Preference C Shares, Preference B Shares and Preference A Shares into Ordinary Shares).

(f)	Certain Acquisitions.

(i)	Deemed Liquidation Transaction. For purposes of this Article 4.1, a Liquidation Transaction shall be deemed to occur if there is (A) a sale of all or substantially all of the assets or business of any Group Company; (B) a merger, amalgamation, reorganization, consolidation, transfer of voting control or other business combination or transaction in which the Shareholders directly or indirectly owning at least a majority of the voting securities of any Group Company prior to such transaction do not directly or indirectly own such a majority of the surviving entity; (C) any transaction in which more than fifty percent (50%) of the assets or business of any Group Company are sold or transferred; (D) any direct or indirect sale or transfer of more than fifty percent (50%) of the equity interest in any Group Company by any Shareholder or Shareholders in one or more transactions; (E) a sale, transfer or a grant of an exclusive, irrevocable license of all or substantially all of the proprietary rights or intellectual property owned, or controlled by ownership, contractual rights or otherwise, by any Group Company to a third party; (F) any voluntary or involuntary liquidation, winding up, cessation of business of any Group Company (each, a “Deemed Liquidation Transaction”); provided that any corporate activities or transactions taken solely for the purpose of facilitating the Company’s sale of its Ordinary Shares in a firm commitment underwritten public offering pursuant to a registration statement shall not be deemed as a Liquidation Transaction for the purpose of this Article 4.1.

(ii)	Consideration. (A) In the event of a Liquidation Transaction (other than a Deemed Liquidation Transaction), the distribution of Liquidation Preferences shall be payable in cash, and (B) in the event of a Deemed Liquidation Transaction, the distribution of Liquidation Preferences shall be payable, at the option of the holders of Preference Shares, in cash (to the extent there is a cash component to the consideration in such Deemed Liquidation Transaction) and/or the form of consideration received by the Company, other Group Companies and/or the holders of Ordinary Shares on the closing date of such Deemed Liquidation Transaction. If the consideration received by the Company, other Group Companies and/or the holders of Ordinary Shares is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A)	Securities not subject to investment letter or other similar restrictions on free marketability:

(1)	If traded on a securities exchange, the value shall be based on a formula approved by the Board of Directors and derived from the closing prices of the securities on such exchange over a specified time period;

(2)	If actively traded over-the-counter, the value shall be based on a formula approved by the Board of Directors and derived from the closing bid or sales prices (whichever is applicable) for such securities over a specified time period; and

(3)	If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B)	The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a Shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Article 4.1(f)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(iii)	Notice of Liquidation Transaction. The Company shall give each holder of record of Preference Shares written notice of any impending Liquidation Transaction not later than 10 days prior to the meeting of the Shareholders called to approve such Liquidation Transaction, or 10 days prior to the closing of such Liquidation Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such Liquidation Transaction. The first of such notices shall describe the material terms and conditions of the impending Liquidation Transaction and the provisions of this Article 4.1, and the Company shall thereafter give such holders prompt notice of any material changes. Unless such notice requirements are waived, the Liquidation Transaction shall not take place sooner than 10 days after the Company has given notice of any material changes provided for therein. Notwithstanding the other provisions of these Articles, all notice period or requirements in these Articles may be shortened or waived, either before or after the action for which notice is required, upon the approval (by vote or written consent) of the Preference D Majority, the Preference C Majority, the Preference B Majority and the Preference A Majority, each voting as a separate class.

(iv)	Effect of Non-compliance. In the event the requirements of this Article 4.1(f) are not complied with, the Company shall forthwith either cause the closing of the Liquidation Transaction to be postponed until the requirements of this Article 4 have been complied with, or cancel such Liquidation Transaction, in which event the rights, preferences, privileges and restrictions of the holders of Preference Shares shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Article 4.1(f)(iii).

(g)	Termination of Liquidation Rights. The Liquidation Rights as set forth in this Article 4.1 shall terminate upon the consummation of a Qualified IPO (as defined below).

4.2	Conversion Rights. The holders of Preference Shares shall have conversion rights as follows (the “Conversion Rights”):

(a)	Right to Convert. Subject to Article 4.2(c), each Preference Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for such shares, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the Preference D Original Purchase Price, the Preference C Original Purchase Price, Preference B Original Purchase Price or Preference A Original Purchase Price, as applicable, of such Preference Shares by the “Conversion Price” applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per Preference D Share shall be the Preference D Original Purchase Price, the initial Conversion Price per Preference C Share shall be the Preference C Original Purchase Price, the initial Conversion Price per Preference B Share shall be the Preference B Original Purchase Price and the initial Conversion Price per Preference A Share shall be the Preference A Original Purchase Price. Such initial Conversion Prices shall be subject to adjustment as set forth in Article 4.2(d).

(b)	Automatic Conversion. Each Preference Share shall automatically be converted into Ordinary Shares at the applicable Conversion Price at the time in effect for such share immediately upon the earlier of (i) the closing of the Company’s sale of its Ordinary Shares in a firm commitment underwritten public offering pursuant to a registration statement, which reflects a pre-offering valuation of the Company of at least US$500,000,000 and results in aggregate cash proceeds to the Company of at least US$80,000,000 (before deduction of underwriting discounts, commissions and expenses) (the “Qualified IPO”) or (ii) for each Preference D Share, the date specified by written consent or agreement of the Preference D Majority voting as a separate class, and for each Preference C Share, the date specified by written consent or agreement of holders of at least eighty percent (80%) of the then issued and outstanding Preference C Shares voting as a separate class, and for each Preference B Share, the date specified by written consent or agreement of the Preference B Majority voting as a separate class, and for each Preference A Share, the date specified by written consent or agreement of the Preference A Majority, voting as a separate class.

(c)	Mechanics of Conversion. Before any holder of Preference Shares shall be entitled to convert such Preference Shares into Ordinary Shares, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for such series of Preference Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued. The Company shall give effect to a conversion by means of the redemption of the Preference Shares and the immediate re-subscription of the redemption proceeds in paying up the new Ordinary Shares. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preference Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preference Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date. If the conversion is in connection with an underwritten public offering of securities, the conversion may, at the option of any holder tendering such Preference Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event any persons entitled to receive Ordinary Shares upon conversion of such Preference Shares shall not be deemed to have converted such Preference Shares until immediately prior to the closing of such sale of securities.

(d)	Conversion Price Adjustments of Preference Shares for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preference Shares shall be subject to adjustments from time to time as follows:

(i)	Issuance of Additional Shares below Purchase Price. If the Company should issue, at any time after (A) the date upon which any series of Preference Shares were first issued or (B) if any series of Preference Shares were subsequently issued for a different purchase price (the “Additional Preference Shares”), the date upon which such Additional Preference Shares were issued (the “Purchase Date” with respect to such series or such Additional Preference Shares), any Additional Shares (as defined below) without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to the issuance of such Additional Shares, the Conversion Price for such series or such Additional Preference Shares in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Article 4.2(d)(i), unless otherwise provided in this Article 4.2(d)(i); provided, that no adjustment to the Conversion Price for such series or such Additional Preference Shares may be waived without the approval (by vote or written consent) of the holders of at least seventy-five percent (75%) of the then outstanding shares of such series or such Additional Preference Shares, voting together as a single class.

(A)	Adjustment Formula. Whenever any Conversion Price is required to be adjusted pursuant to this Article 4.2(d)(i), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of Ordinary Shares outstanding (as converted) immediately prior to such issuance (the “Outstanding Ordinary”) plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price then in effect; and (y) the denominator of which shall be the number of shares of Outstanding Ordinary plus the number of shares of such Additional Shares. For purposes of the foregoing calculation, the term “Outstanding Ordinary” shall include shares of Ordinary Shares deemed issued pursuant to Article 4.2(d)(i)(E) below.

(B)	Definition of Additional Shares. For the purposes of this Article 4.2(d)(i), “Additional Shares” shall mean any Ordinary Shares issued (or deemed to have been issued pursuant to Article 4.2(d)(i)(E)) by the Company after the Purchase Date) other than:

(1)	Ordinary Shares issued pursuant to share dividends, share splits or similar transactions, as described in Article 4.2(d)(ii) hereof;

(2)	Up to 18,375,140 Ordinary Shares (as adjusted for any Recapitalizations) (or such greater number as may be approved by the Board of Directors of the Company (which approval shall include the approval or consent of the Series D Director, the Series C Director, the Series B Director and the Series A Director) and the approval or consent of the Shareholders in accordance with Article 5 hereof) issued or issuable to employees, consultants or directors of the Group pursuant to the 2008 Incentive Compensation Plan duly adopted and amended by the Board of Directors and approved by the Company’s Shareholders (the “Plan”) or such other share option plan or restricted share plan as may be approved by the Board of Directors of the Company (which approval must include the approval or consent of the Series D Director, the Series C Director, the Series B Director and the Series A Director) and by the Shareholders from time to time in accordance with Article 5 hereof;

(3)	Ordinary Shares or Preference Shares issuable upon conversion or exercise of convertible or exercisable securities, including warrants, notes, or other rights to acquire capital shares of the Company outstanding as of the date of these Articles;

(4)	Capital shares, or warrants or options to purchase capital shares, issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Company (which approval must include the approval or consent of the Series D Director, the Series C Director, the Series B Director and the Series A Director) and the Shareholders in accordance with Article 5 hereof;

(5)	Ordinary Shares issued or issuable in a Qualified IPO, the terms of which are approved by the Board of Directors of the Company (which approval must include the approval or consent of the Series D Director, the Series C Director, the Series B Director and the Series A Director) and approved by the Shareholders in accordance with Article 5 hereof;

(6)	Ordinary Shares issued or issuable upon conversion of the Preference Shares;

(7)	Capital shares issued or issuable to an entity as a component of any business relationship with such entity for the purpose of (i) joint venture, technology licensing or development activities, (ii) distribution, supply or manufacture of the Company’s products or services or (iii) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board of Directors (which approval must include the approval or consent of the Series D Director, the Series C Director, the Series B Director and the Series A Director); and

(8)	Capital shares, or options or warrants to purchase capital shares, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions, as approved by the Board of Directors (which approval must include the approval or consent of the Series D Director, the Series C Director, the Series B Director and the Series A Director).

(C)	No Fractional Adjustments. No adjustment of the Conversion Price for a series of Preference Shares shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

(D)	Determination of Consideration. In the case of the issuance of Ordinary Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Ordinary Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors (which must be approved by the Series D Director, the Series C Director, the Series B Director and the Series A Director) irrespective of any accounting treatment.

(E)	Deemed Issuances of Ordinary Shares. In the case of the issuance (whether before, on or after the applicable Purchase Date) of securities or rights convertible into, exchangeable for, exercisable for, or entitling the holder thereof to receive directly or indirectly, additional Ordinary Shares (the “Ordinary Shares Equivalents”), the following provisions shall apply for all purposes of this Article 4.2(d)(i):

(1)	The aggregate maximum number of Ordinary Shares deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of any Ordinary Shares Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Ordinary Shares Equivalents were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related Ordinary Shares Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential anti-dilution adjustments) upon the conversion, exchange or exercise of any Ordinary Shares Equivalents (the consideration in each case to be determined in the manner provided in Article 4.2(d)(i)(D)).

(2)	In the event of any change in the number of Ordinary Shares deliverable or in the consideration payable to the Company upon conversion, exchange or exercise of any Ordinary Shares Equivalents, other than a change resulting from the anti-dilution provisions thereof, the Conversion Price(s) of a series of Preference Shares, to the extent in any way affected by or computed using such Ordinary Shares Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Ordinary Shares or any payment of such consideration upon the conversion, exchange or exercise of such Ordinary Shares Equivalents.

(3)	Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Ordinary Shares Equivalents, the Conversion Price of the Preference Shares, to the extent in any way affected by or computed using such Ordinary Shares Equivalents, shall be recomputed to reflect the issuance of only the number of Ordinary Shares (and Ordinary Shares Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Ordinary Shares Equivalents.

(4)	The number of Ordinary Shares deemed issued and the consideration deemed paid therefor pursuant to Article 4.2(d)(i)(E)(1) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Article 4.2(d)(i)(E)(2) or 4.2(d)(i)(E)(3).

(F)	No Increased Conversion Price. Notwithstanding any other provisions of this Article 4.2(d)(i), except to the limited extent provided for in Articles 4.2(d)(i)(E)(2) and 4.2(d)(i)(E)(3), no adjustment of the Conversion Price pursuant to this Article 4.2(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(ii)	Share Splits and Dividends. In the event the Company should at any time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding Ordinary Shares or the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional Ordinary Shares or Ordinary Shares Equivalents without payment of any consideration by such holder for the additional Ordinary Shares or the Ordinary Shares Equivalents (including the additional Ordinary Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price for each series of Preference Shares shall be appropriately decreased so that the number of Ordinary Shares issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of Ordinary Shares outstanding and those issuable with respect to such Ordinary Shares Equivalents with the number of shares issuable with respect to Ordinary Shares Equivalents determined from time to time in the manner provided for deemed issuances in Article 4.2(d)(i)(E).

(iii)	Reverse Share Splits. If the number of Ordinary Shares outstanding at any time after the Purchase Date is decreased by a combination of the outstanding Ordinary Shares, then, following the record date of such combination, the Conversion Price for each series of Preference Shares shall be appropriately increased so that the number of Ordinary Shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e)	Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Articles 4.2(d)(i) or 4.2(d)(ii), then, in each such case for the purpose of this Article 4.2(e), the holders of Preference Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Ordinary Shares of the Company into which their Preference Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares of the Company entitled to receive such distribution.

(f)	Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article 4.2 or in Article 4.1) provision shall be made so that the holders of the Preference Shares shall thereafter be entitled to receive upon conversion of such Preference Shares the number of shares or other securities or property of the Company or otherwise, to which a holder of Ordinary Shares deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 4.2 with respect to the rights of the holders of such Preference Shares after the recapitalization to the end that the provisions of this Article 4.2 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preference Shares) shall be applicable after that event and be as nearly equivalent as practicable.

(g)	No Impairment. The Company will not, without the appropriate vote of the Shareholders under the Law or these Articles, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 4.2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preference Shares against impairment.

(h)	No Fractional Shares and Certificate as to Adjustments.

(i)	No fractional shares shall be issued upon the conversion of any Preference Shares and the number of Ordinary Shares shall be rounded down to the nearest whole share. In lieu of fractional shares, the Company will pay cash in an amount equal to the fair value of such fractional shares, based on the fair market value of the Ordinary Shares, as determined in good faith by the Board of Directors, as of the time when those who would otherwise be entitled to receive such fractional shares is determined. The number of shares issuable upon such conversion shall be determined on the basis of the total number of Preference Shares the holder is at the time converting into Ordinary Shares and the number of Ordinary Shares issuable upon such aggregate conversion.

(ii)	Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preference Shares pursuant to this Article 4.2, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preference Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preference Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preference Shares at the time in effect, and (C) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preference Shares.

(i)	Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preference Shares, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j)	Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preference Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preference Shares; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preference Shares, in addition to such other remedies as shall be available to the holder of such Preference Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite Shareholder approval of any necessary amendment to these Articles.

(k)	Notices. Any notice required by the provisions of this Article 4.2 to be given to the holders of Preference Shares shall be deemed given if deposited in the national mail system of the jurisdiction in which any Group Company is located, postage prepaid, or sent by email, telegram or fax, and addressed to each holder of record at his address, email address or fax number appearing on the books of the Company, or as subsequently modified by written notice.

(l)	Status of Converted Shares. In the event any Preference Shares shall be converted pursuant to this Article 4.2, the shares so converted shall be cancelled and shall not be issuable by the Company.

4.3	Voting Rights.

(a)	Except as expressly provided by the Memorandum and these Articles or as provided by law, the holders of Preference Shares shall have the same voting rights as the holders of Ordinary Shares and shall be entitled to notice of any meeting of the Members in accordance with the Memorandum and Articles, and the holders of Ordinary Shares and Preference Shares shall vote together as a single class on all matters. Each holder of Ordinary Shares shall be entitled to one vote for each Ordinary Share held, and each holder of Preference Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preference Shares could be converted. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which Preference Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b)	At each annual meeting of the Members of the Company, or at any meeting of the Members of the Company at which members of the Board of Directors of the Company are to be elected, or at a meeting of the Directors whereby the Directors have received written authorisation from the Preference D Majority, the holders of at least fifty-one (51%) of the Preference C Shares, the Preference B Majority, the Preference A Majority or holders of at least a majority of the Ordinary Shares, as appropriate, (A) the Preference D Majority shall be entitled to appoint and remove one (1) Director (the “Series D Director”); (B) holders of a majority of the Preference C Shares shall be entitled to appoint and remove one (1) Director (the “Series C Director”); (C) the Preference B Majority shall be entitled to appoint and remove one (1) Director (the “Series B Director”); (D) the Preference A Majority shall be entitled to appoint and remove one (1) Director (the “Series A Director”); (E) holders of a majority of the Ordinary Shares shall be entitled to appoint and remove four (4) Directors (the “Ordinary Directors”), provided that each nominee for the Ordinary Director shall be a current employee of a Group Company and one of them shall be the Company’s CEO; and (E) holders of a majority of the Ordinary Shares shall be entitled to appoint and remove, subject to approval by the Preference A Majority, the Preference B Majority, the Preference C Majority and the Preference D Majority, each voting as a separate class, one (1) Directors. Subject to the provisions of the Shareholders Agreements, any class of holder or holders having the right to elect a member of the Board of Directors pursuant to the foregoing may remove its designated Director at any time and from time to time, with or without cause (subject to any requirements of law), in their sole discretion, and any vacancy thereby created may be filled by such holder or holders at the meeting or pursuant to written consent.

(c)	Each other Group Company shall establish a board of directors whose size and composition shall be reasonably acceptable to and approved by the Board, which approval shall include approval of the Series A Director, the Series B Director, the Series C Director and the Series D Director.

4.4	Dividend.

(a)	The holders of the Preference D Shares shall be entitled to receive an annual dividend per share equal to 8% of the Preference D Original Purchase Price (as adjusted for any Recapitalizations), when, as and if declared by the Board, out of funds legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than solely in Ordinary Shares or other securities and rights convertible into or entitling the holder thereof to receive directly or indirectly additional Ordinary Shares) on the Preference C Shares, Preference B Shares, Preference A Shares, Ordinary Shares and all other securities of the Company. The right to receive dividends on Preference D Shares shall not be cumulative, and no right to such dividends shall accrue to holders of Preference D Shares by reason of the fact that dividends on said shares are not declared or paid in any calendar year.

(b)	After the preferential dividends relating to the Preference D Shares under Article 4.4(a) above have been paid in full or declared and set apart in any fiscal year of the Company, the holders of the Preference C Shares shall be entitled to receive an annual dividend per share equal to 8% of the Preference C Original Purchase Price (as adjusted for any Recapitalizations), when, as and if declared by the Board, out of funds legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Ordinary Shares or other securities and rights convertible into or entitling the holder thereof to receive directly or indirectly additional Ordinary Shares) on the Preference B Shares, Preference A Shares, Ordinary Shares and all other securities of the Company. The right to receive dividends on Preference C Shares shall not be cumulative, and no right to such dividends shall accrue to holders of Preference C Shares by reason of the fact that dividends on said shares are not declared or paid in any calendar year.

(c)	After the preferential dividends relating to the Preference D Shares and the Preference C Shares under Articles 4.4(a) and 4.4(b) above have been paid in full or declared and set apart in any fiscal year of the Company, the holders of the Preference B Shares shall be entitled to receive an annual dividend per share equal to 8% of the Preference B Original Purchase Price (as adjusted for any Recapitalizations), when, as and if declared by the Board, out of funds legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Ordinary Shares or other securities and rights convertible into or entitling the holder thereof to receive directly or indirectly additional Ordinary Shares) on the Preference A Shares, Ordinary Shares and all other securities of the Company. The right to receive dividends on Preference B Shares shall not be cumulative, and no right to such dividends shall accrue to holders of Preference B Shares by reason of the fact that dividends on said shares are not declared or paid in any calendar year.

(d)	After the preferential dividends relating to the Preference D Shares, the Preference C Shares and the Preference B Shares under Articles 4.4(a), 4.4(b) and 4.4(c) above have been paid in full or declared and set apart in any fiscal year of the Company, the Board may declare any additional dividends out of funds legally available therefore in that fiscal year for the Ordinary Shares and, if such additional dividends are declared, then such additional dividends shall be declared pro rata on the Ordinary Shares and the Preference Shares (as converted).

(e)	Except for purchase, repurchase or redemption of the Preference Shares or Ordinary Shares pursuant to these Articles (including in connection with the conversion of such Preference Shares into Ordinary Shares and redemption pursuant to Article 74) and a distribution pursuant to Article 4.1, no dividend (payable other than solely in Ordinary Shares or other securities and rights convertible into or entitling the holder thereof to receive directly or indirectly additional Ordinary Shares) or distribution, whether in cash, in property, or in any other shares of the Company, shall be declared, paid, set aside or made with respect to,

(i)	the Ordinary Shares at any time unless (x) all accrued but unpaid dividends on the Preference Shares set forth in Article 4.4 have been paid in full, and (y) a dividend or distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each outstanding Preference Share such that the distribution declared, paid, set aside or made to the holder thereof shall be equal to the distribution that such holder would have received pursuant to this Article 4.4 if such Preference Share had been converted into Ordinary Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made, and if such share then participated in and the holder thereof received such distribution; and

(ii)	any other series or class of Preference Shares during any calendar year unless the applicable dividends or distribution is declared, paid, set aside or made in full on the Preference D Shares set forth in
Article	4.4(a).

4.5.	Ranking. Subject to the provisions of these Articles, the Preference D Shares shall rank senior and prior to the Preference C Shares, the Preference B Shares, the Preference A Shares, the Ordinary Shares and all other classes or series of shares issued by the Company.

VARIATION OF RIGHTS OF SHARES

5.	Protective Provisions

5.1	For so long as any Preference Shares are outstanding, the following matters shall be deemed to be a variation of the class rights of the Preference Shares, and the Company or any Group Company shall not, without the approvals (by vote or written consent) the holders of at least a majority of the issued and outstanding Ordinary Shares, the Preference D Majority, the Preference C Majority, the Preference B Majority and the Preference A Majority, each voting as a separate class:

(a)	alter or change adversely the rights, preferences, privileges, powers, limitations or restrictions of or concerning any series of the Preference Shares, or amend, alter or waive any provisions of the memorandum of association or articles of association of any Group Company to the detriment of the holders of any series of the Preference Shares;

(b)	increase or decrease the authorized number of Preference Shares or Ordinary Shares, or otherwise change the capital structure of the Company or any other Group Company;

(c)	create or grant any right or entitlement for acquiring or subscribing for the capital or security of the Company or any other Group Company;

(d)	redeem or repurchase or retire any Ordinary Shares or Preference Shares of the Company, except for purchases on cost upon termination of service;

(e)	make any change in the corporate organization documents or certificate of incorporation of the Company or any other Group Company;

(f)	seek any merger or corporate reorganization that does not constitute a Deemed Liquidation Transaction;

(g)	establish or invest in any associated company, joint venture, partnership or branch office, except collaborative arrangements customary in the industry of the Company for joint product or business development or joint sales and marketing;

(h)	enter into any legally binding arrangement under which any Group Company incurs a payment obligation with an aggregate value in excess of US$500,000 (or an equivalent amount thereof in another currency) individually or in the aggregate over any twelve-month period, unless pursuant to the then current budget or business plan;

(i)	enter into any transaction with any director, employee, officer, shareholder of any Group Company or any of their affiliates (other than a standard employment agreement of any Group Company approved by the Board of Directors pursuant to the Memorandum and Articles of Association of the Company in effect from time to time (which approval, after the effectiveness of these Articles, must include the approval or consent of the Series D Director, the Series C Director, the Series B Director and the Series A Director) or any equity compensation arrangements approved by the Board of Directors pursuant to the Memorandum and Articles of Association of the Company in effect from time to time (which approval, after the effectiveness of these Articles, must include the approval or consent of the Series D Director, the Series C Director, the Series B Director and the Series A Director) pursuant to the Plan or any other share option plan or restricted share plan duly approved by at least a majority of the Board of Directors (which majority must include the approval or consent of the Series D Director, the Series C Director, the Series B Director and the Series A Director) and the Preference D Majority, the Preference C Majority, the Preference B Majority and the Preference A Majority);

(j)	pay any remuneration, compensation, severance or benefits package to any director or approve any remuneration, compensation, severance or benefits package for any employee or executive of the Group Companies which in the aggregate (including in kind compensation and allowance) have a value in excess of RMB300,000 or an equivalent amount thereof in another currency per year;

(k)	approve any increase in compensation of any employee of any Group Company with monthly salary of no less than RMB40,000 (or an equivalent amount thereof in another currency) by more than forty percent (40%) in any twelve-month period;

(l)	appoint or change the auditors, change the accounting policy, alter the financial year end, adopt the annual accounts or approve audited financial statements, change the accounting standard, policy or reporting policies (provided that any such change must comply with US GAAP or such other international accounting principles as may be approved by the Board of Directors (which approval must include the approval of the Series A Director, the Series B Director, the Series C Director and the Series D Director)) of any Group Company;

(m)	declare or pay or set aside any dividend in cash or specie, or make any other form of distribution of profit or assets, on any Ordinary Shares or Preference Shares or registered capital of the Company or on any capital shares of any other Group Company, or adopt or change to the dividend policy of any Group Company;

(n)	approve or amend the business plan, annual operating budget or annual financial plan of the Company, and approve any items of expenditure incurred outside the annual budget in excess of US$200,000 (or an equivalent amount thereof in another currency) individually or in the aggregate per month;

(o)	acquire any business or assets at a consideration in excess of US$500,000 (or an equivalent amount thereof in another currency) individually or in the aggregate over any twelve-month period;

(p)	cease to conduct or carry on the business substantially as now conducted by any Group Company, or approve the change of any material part of the business of any Group Company, or enter into any transaction by any Group Company that is outside of its main business;

(q)	make any loan or advance or give any credit or any financial assistance to any third party other than (i) a loan, advance, credit or financial assistance to a Group Company or (ii) a standard trade credit provided to customers in the ordinary course of business;

(r)	borrow any loan or provide any collateral or guarantee or otherwise create any encumbrance over the whole or any part of the capital, undertaking, property or assets other than in accordance with a previously approved business or financial plan and budget of the current financial year;

(s)	seek the liquidation or winding up or cessation of business, or pass any resolution or take action the result of which would be the termination, winding up, liquidation, cessation of business or receivership, filing for bankruptcy, or making any composition or arrangement with creditors, including but not limited to a Liquidation Transaction, with respect to any Group Company;

(t)	authorize, reserve, create or issue, or obligate the Company to authorize, reserve, create or issue, any equity or debt securities, including without limitation any securities convertible into or exercisable for any equity securities having a preference over, or being on a parity with, the Preference D Shares, the Preference C Shares, the Preference B Shares and/or Preference A Shares with respect to voting (other than the pari passu voting rights of Ordinary Shares), dividends, redemption, conversion, liquidation or other rights; or any other securities of any Group Company except for the Ordinary Shares issuable upon conversion of any Preference Shares and the Preference D Shares issued or issuable pursuant to the Preference D Purchase Agreement;

(u)	make any change in the authorized number of directors or composition of the Board;

(v)	license the material intellectual property or proprietary rights owned or otherwise controlled by any Group Company;

(w)	waive, forego, relinquish, modify or otherwise change any right that a Group Company may have in respect of the equity, ownership or control of another Group Company; exercise any voting right that the Company or Beijing Tuniu Technology Co., Ltd. may have in another Group Company;

(x)	change, amend, modify or waive any provisions of any of the Restructuring Agreements (as defined in the Preference D Purchase Agreement), any constitutional document of a Group Company or any other documents pursuant to which a Group Company obtains control over the business and asset of another Group Company;

(y)	take any action that reclassifies any outstanding shares of the Company;

(z)	amend the Plan, increase or decrease the size of shares reserved under the Plan, approve or amend any other share option plan or restricted share plan and/or increase or decrease the size of shares reserved thereunder;

(aa)	take any other action that would impair the rights or interests of any series of the Preferences Shares or holders thereof (based on reasonable judgment of each Member of such series of Preference Shares); or

(bb)	agree to take any of the actions set forth in the foregoing clauses (a) through (aa).

For those matters set forth in this Article 5.1 which are by Law required to be determined by the Members, the consent of holders of at least a majority of the issued and outstanding Ordinary Shares, the Preference D Majority, the Preference C Majority, the Preference B Majority and the Preference A Majority shall be deemed obtained if the matter is approved at a general meeting of the Company with the affirmative vote of the Preference D Majority, the Preference C Majority, the Preference B Majority, the Preference A Majority and holders of at least a majority of the issued and outstanding Ordinary Shares or by way of written resolution signed by all holders of the Ordinary Shares and the Preference Shares.

Notwithstanding anything to the contrary contained herein, where any matter set forth in this Article 5.1 requires the approval of the Members of the Company in accordance with the Law, and if the Members vote in favour of such act but the approval of the holders of at least a majority of the issued and outstanding Ordinary Shares, the Preference D Majority, the Preference C Majority, the Preference B Majority and/or the Preference A Majority has not yet been obtained, then such requisite percentage of the then outstanding Ordinary Shares, Preference D Shares, Preference C Shares, Preference B Shares and Preference A Shares shall, in such vote, have such number of votes as equal to the aggregate number of votes of the Members who voted in favor of such matter plus one.

5.1A	For so long as any Preference Shares are outstanding, the Company or any Group Company shall not, without the approvals (by vote or written consent) of the Preference D Majority, the Preference C Majority, the Preference B Majority and the Preference A Majority, each voting as a separate class:

(a)	seek a listing of any securities or any public offering of any Group Company’s securities;

(b)	seek any Deemed Liquidation Transaction;

(c)	appoint or remove the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer; or

(d)	agree to take any of the actions set forth in the foregoing clauses (a) through (c).

For those matters set forth in this Article 5.1A which are by Law required to be determined by the Members, the consent of the Preference D Majority, the Preference C Majority, the Preference B Majority and the Preference A Majority shall be deemed obtained if the matter is approved at a general meeting of the Company with the affirmative vote of the the Preference D Majority, Preference C Majority, the Preference B Majority and the Preference A Majority or by way of written resolution signed by all holders of the Preference Shares.

Notwithstanding anything to the contrary contained herein, where any matter set forth in this Article 5.1A requires the approval of the Members of the Company in accordance with the Law, and if the Members vote in favour of such act but the approval of the Preference D Majority, the Preference C Majority, the Preference B Majority and/or the Preference A Majority has not yet been obtained, then such requisite percentage of the then outstanding Preference D Shares, Preference C Shares, Preference B Shares and Preference A Shares shall, in such vote, have such number of votes as equal to the aggregate number of votes of the Members who voted in favor of such matter plus one.

5.2	In furtherance of Articles 5.1 and 5.1A, the Company will not, without the appropriate vote of the Shareholders under the Act and Articles 5.1 and 5.1A as applicable, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 5 and in the taking of all such action as may be necessary or appropriate in order to protect the voting rights of the holders of Preference Shares set forth herein against impairment.

5.3	The Company shall not increase or decrease the number of authorized Preference Shares or Ordinary Shares (in excess of the number of the shares currently authorized under the Memorandum) or take any action that adversely affects the rights, preferences or privileges of the Preference Shares or the holders thereof, without the approval of the then outstanding Preference Shares as required under Articles 5.1 and 5.1A.

5.4	Not in any way limiting the right of the Preference D Majority, the Preference C Majority, the Preference B Majority and the Preference A Majority to approve (by vote or written consent) any action taken by the Company or a Group Company with respect to items listed under Articles 5.1 and 5.1A, any action taken under Articles 5.1 and 5.1A with respect to the Company that is required under the Law to be taken by a special resolution of the Members may be effected by a special resolution of the Members, provided, however, that the Members approving or consenting to such special resolution shall include Members holding at least the requisite percentage of the then outstanding Preference D Shares, Preference C Shares, Preference B Shares and Preference A Shares as provided in Articles 5.1 and 5.1A.

6.	Rights Attaching to Shares

Subject to Article 2.1, the Memorandum, these Articles (including but not limited to Articles 4, 5.1 and 39), any resolution of the Members to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, the share capital of the Company shall be divided into shares of a single class the holders of which shall, subject to the provisions of these Articles:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

7.	Calls on Shares

7.1	The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

7.2	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up.

7.3	The Company may make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares.

8.	Joint and Several Liability to Pay Calls

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

9.	Forfeiture of Shares

9.1	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any shares allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

Tuniu Corporation (the “Company”)

You have failed to pay the call of [amount of call] made on the [    ] day of [    ], 20[    ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [    ] day of [    ], 20[    ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [    ] per annum computed from the said [    ] day of [    ], 20[    ] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [    ] day of [    ], 20[    ]

[Signature of Secretary] By Order of the Board

9.2	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Articles and the Law.

9.3	A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

9.4	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

10.	Share Certificates

10.1	Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

10.2	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

10.3	Share certificates may not be issued in bearer form.

11.	Fractional Shares

The Company may not issue fractions of a share, and any fractional value of the shares shall be payable to the holder at the fair market value of such share, as determined in good faith by at least a majority of the Board of Directors of the Company (which majority must include the Series A Director, Series B Director, Series C Director and Series D Director).

REGISTRATION OF SHARES

12.	Register of Members

The Board shall cause to be kept in one or more books a Register of Members which may be kept outside the Cayman Islands at such place as the Directors shall appoint and shall enter therein the following particulars:

(a)	the name and address of each Member, the number, and (where appropriate) the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

(b)	the date on which each person was entered in the Register of Members; and

(c)	the date on which any person ceased to be a Member.

13.	Registered Holder Absolute Owner

13.1	The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

13.2	No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register of Members or on a share certificate in respect of a share, then, except as aforesaid:

(a)	such notice shall be deemed to be solely for the holder’s convenience;

(b)	the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

(c)	the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

(d)	the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register of Members or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

14.	Transfer of Registered Shares

14.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

Tuniu Corporation (the “Company”)

FOR VALUE RECEIVED……………….[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

DATED this [    ] day of [    ], 20[    ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

14.2	Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

14.3	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

14.4	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

14.5	The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

15.	Transmission of Registered Shares

15.1	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 39 of the Law, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

15.2	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

Tuniu Corporation (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [    ] day of [    ], 20[    ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

15.3	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

15.4	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

16.	Power to Alter Capital

16.1	Subject to the Law and these Articles (including but not limited to Articles 5.1 and 5.1A), the Company may from time to time by special resolution alter the conditions of its Memorandum to increase its share capital by new shares of such amount as it thinks expedient or, if the Company has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient.

16.2	Subject to the Law and these Articles (including but not limited to Articles 5.1 and 5.1A), the Company may from time to time by ordinary resolution alter the conditions of its Memorandum to:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum; or

(c)	cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

16.3	For the avoidance of doubt it is declared that paragraphs 16.2(a) and 16.2(b) above do not apply if at any time the shares of the Company have no par value.

16.4	Subject to the Law and these Articles (including but not limited to Articles 5.1 and 5.1A), the Company may from time to time by special resolution reduce its share capital in any way or alter any conditions of its Memorandum relating to share capital.

17.	Variation of Rights Attaching to Shares

Subject to these Articles, the rights conferred upon the holders of the shares of any class issued with preference or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

18.	Dividends

18.1	The Board may, subject to these Articles (including but not limited to Articles 4.4 and 5.1), and any direction of the Company in general meeting, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

(a)	No unpaid dividend shall bear interest as against the Company.

(b)	Dividends may be declared and paid out of profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

(c)	With the sanction of an ordinary resolution of the Company, the Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generally, the Directors may fix the value of such specific assets, may determine that cash payments shall be made to some Members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

(d)	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

(e)	The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

(f)	The Board may fix any date as the record date for determining the Members entitled to receive any dividend or other distribution, but, unless so fixed, the record date shall be the date of the Directors’ resolution declaring same.

19.	Power to Set Aside Profits

19.1	Subject to these Articles (including but not limited to Articles 4.4 and 5.1), the Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Directors may also, without placing the same to reserve, carry forward any profit which they decide not to distribute.

19.2	Subject to any direction from the Company in general meeting, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Law in regard to the Company’s share premium account.

20.	Method of Payment

20.1	Any permissible dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

20.2	In the case of joint holders of shares, any permissible dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

20.3	The Board may deduct from the permissible dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

21.	Capitalisation

21.1	Subject to these Articles (including but not limited to Articles 5.1 and 5.1A), the Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

21.2	Subject to these Articles (including but not limited to Articles 5.1 and 5.1A), the Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

22.	Annual General Meetings

The Company may in each year hold a general meeting as its annual general meeting. The annual general meeting of the Company may be held at such time and place as the Chairman or any three (3) Directors and the Secretary or the Board shall appoint.

23.	Extraordinary General Meetings

23.1	General meetings other than annual general meetings shall be called extraordinary general meetings.

23.2	The Chairman or any three (3) Directors and the Secretary or the Board may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary.

24.	Requisitioned General Meetings

24.1	The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Registered Office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

24.2	If the Directors do not within twenty-one days from the date of the requisition duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety days after the requisition. An extraordinary general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.

25.	Notice

25.1	At least five days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and if different, the record date for determining Members entitled to attend and vote at the general meeting, and, as far as practicable, the other business to be conducted at the meeting.

25.2	At least five days’ notice of an extraordinary general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and the general nature of the business to be considered at the meeting.

25.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of despatch of the notice and , as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

25.4	A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by seventy-five percent (75%) of the Members entitled to attend and vote thereat.

25.5	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

26.	Giving Notice

26.1	A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Article, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

26.2	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

26.3	Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

27.	Postponement of General Meeting

The Board may postpone any general meeting called in accordance with the provisions of these Articles provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Articles.

28.	Participating in Meetings by Telephone

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

29.	Quorum at General Meetings

29.1	At any general meeting of the Company two or more persons present in person and representing in person or by proxy holders of at least a majority of the then outstanding Ordinary Shares, the Preference A Majority, the Preference B Majority, the Preference C Majority and the Preference D Majority throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time.

29.2	If the notice of a general meeting has been duly delivered to all Members in accordance with the notice procedures hereunder, and within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine with notice delivered to all Members not less than five days prior to date of the proposed the adjourned meeting in accordance with the notice procedures hereunder. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine with notice delivered to all Members not less than five days prior to the date of the proposed adjourned meeting in accordance with the notice procedures hereunder, and if at the second adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum. Other than the business as outlined in the first notice to Members, no other business shall be determined at the adjourned meeting or the second adjourned meeting.

30.	Chairman to Preside

Unless otherwise agreed by at least a majority of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members at which such person is present. In his absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote. The chairman shall not be entitled to a second or casting vote in a general meeting of the Company.

31.	Voting on Resolutions

31.1	Subject to the provisions of the Law and these Articles (including but not limited to Articles 5.1 and 5.1A), any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of at least a majority of the votes cast in accordance with the provisions of these Articles and in the case of an equality of votes the resolution shall fail.

31.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

31.3	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairmen that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

31.4	At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

31.5	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Articles, be conclusive evidence of that fact.

32.	Vote on a Poll

Where a vote is taken by poll, subject to any rights or restrictions for the time being attached to any class or classes of shares, on a poll, every Member present in person or by proxy shall be entitled to one vote in respect of each Ordinary Share held by him, and, in respect of each Preference Share held by him, to that number of votes to which he would be entitled, if he converted such Preference Share into Ordinary Shares in accordance with the provisions of these Articles on the record date in respect of the meeting at which the poll is taken, or, if no record date is established, the date the poll was taken.

33.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

34.	Instrument of Proxy

34.1	An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

Proxy

Tuniu Corporation (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members held on the [    ] day of [    ], 20[    ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [    ] day of [    ], 20[    ]

Member(s)

34.2	The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by the appointor or by the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by a duly authorised officer or attorney.

34.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

34.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

35.	Representation of Corporate Member

35.1	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

35.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

36.	Adjournment of General Meeting

The chairman of a general meeting may, with the consent of at least a majority in number of shares (assuming full conversion of Preference Shares) present at any general meeting at which a quorum is present, and shall if so directed, adjourn the meeting. If the meeting is adjourned for more than sixty (60) days, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat, in accordance with the provisions of these Articles.

37.	Written Resolutions

37.1	Anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

37.2	A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

37.3	A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

37.4	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

37.5	For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Member to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

38.	Directors Attendance at General Meetings

The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

39.	Election of Directors and Number of Directors

39.1	There shall be a Board of Directors consisting of nine (9) persons. The Directors of the Company shall be appointed, elected or removed in accordance with the terms of Shareholders Agreements and Article 4.3(b).

40.	Term of Office of Directors

Subject to Article 4.3(b) and the Shareholders Agreements, an appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period; but no such term shall be implied in the absence of express provision.

41.	Alternate Directors

41.1	A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

41.2	The appointment of an Alternate Director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

41.3	An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

41.4	If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.

41.5	Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

41.6	Unless expressly provided to the contrary in his notice of appointment, an Alternate Director may join in a written resolution of the Directors adopted pursuant to these Articles and his signature of such resolution shall be as effective as the signature of his appointor.

41.7	Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

42.	[Reserved]

43.	Vacancy in the Office of Director

The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Articles or the Shareholders Agreements;

(b)	dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or an order for his detention is made under the Mental Health Law of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies;

(d)	in the case of an Ordinary Director, ceases to be an employee of a Group Company, or in the case of the Ordinary Director who shall be the Company’s CEO, ceases to be the CEO of the Company; or

(e)	resigns his office by notice in writing to the Company.

44.	Remuneration of Directors

Subject to these Articles, the remuneration (if any) of the Directors or observer(s) to the Board shall, subject to any direction that may be given by the Company in general meeting, be determined by the Directors as they may from time to time determine and shall be deemed to accrue from day to day. The Directors and the observer(s) to the Board may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally (as the case may be).

45.	Defect in Appointment of Director

All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

46.	Directors to Manage Business

Subject to these Articles (including but not limited to Articles 5.1 and 5.1A) and the Shareholders Agreements, the business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Law or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles, the provisions of the Law and to such directions as may be prescribed by the Company in general meeting.

47.	Powers of the Board of Directors

Without limiting the generality of Article 46 but subject to Articles 5.1 and 5.1A, the Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)	exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s person seal with the same effect as the affixation of the seal of the Company;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)	delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the Directors for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, including provisions for written resolutions;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board sees fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

48.	Register of Directors and Officers

48.1	The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers in accordance with the Law and shall enter therein the following particulars with respect to each Director and Officer:

(a)	first name and surname; and

(b)	address.

48.2	The Board shall, within the period of thirty days from the occurrence of:

(a)	any change among its Directors and Officers; or

(b)	any change in the particulars contained in the Register of Directors and Officers,

cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies of any such change that takes place.

49.	Officers

The Officers shall consist of a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Articles.

50.	Appointment of Officers

Subject to Article 5.1A, the Directors may appoint the Company’s Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit.

51.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

52.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

53.	Conflicts of Interest

53.1	Subject to Articles 5.1 and 5.1A, any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

53.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by law.

53.3	Following a declaration being made pursuant to this Article, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting; provided, that any such vote shall be subject in all cases to the protective provisions of Articles 5.1 and 5.1A.

54.	Indemnification and Exculpation of Directors and Officers

54.1	To the highest extent permitted by applicable laws, the Directors, Officers and Auditors of the Company and any trustee for the time being acting in relation to any of the affairs of the Group and every former director, officer, auditor or trustee and their respective heirs, executors, administrators, and personal representatives (each of which persons being referred to in this Article as an “indemnified party”) shall be indemnified and secured harmless out of the assets of the Group from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Group shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Group shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Group, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

54.2	The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to any Group Company.

54.3	The Company shall reimburse the Series A Director, the Series B Director, the Series C Director and the Series D Director and observer(s) to the Board for all reasonable expenses incurred in attending the meetings of the Board and its committees or subcommittees as members of the Board.

MEETINGS OF THE BOARD OF DIRECTORS

55.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of at least a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

56.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director or observer(s) to the Board if it is given to such Director or observer verbally (in person or by telephone) or otherwise communicated or sent to such Director or observer by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director or observer’s last known address or any other address given by such Director or observer to the Company for this purpose, in each case, at least five days in advance.

57.	Participation in Meetings by Telephone

Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

58.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be five (5) Directors, provided that one (1) of whom shall be the Series D Director, one (1) of whom shall be the Series C Director, one (1) of whom shall be the Series B Director and one (1) of whom shall be the Series A Director, provided that if there is only one (1) Director for the time being in office the quorum shall be one; and that if there are only two (2) Directors for the time being in office the quorum shall be two. If notice of the Board meeting has been duly delivered to all directors of the Board prior to the scheduled meeting in accordance with the notice procedures hereunder, and within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine with notice delivered to all directors of the Board not less than five days prior to date of the proposed the adjourned meeting in accordance with the notice procedures hereunder. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine with notice delivered to all directors of the Board not less than five days prior to date of the proposed the adjourned meeting in accordance with the notice procedures hereunder, and if at the second adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Directors present shall be a quorum. Other than the business as outlined in the first notice to Directors, no other business shall be determined at the adjourned meeting or the second adjourned meeting

59.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number.

60.	Chairman to Preside

Unless otherwise agreed by at least a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting. The chairman shall not be entitled to a second or casting vote at any meeting of the Board of Directors.

61.	Written Resolutions

61.1	Anything which may be done by resolution of the Directors may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors.

61.2	A resolution in writing may be signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors in as many counterparts as may be necessary.

61.3	A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Directors in a directors’ meeting, and any reference in any Article to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly.

61.4	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

61.5	For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Director to sign, and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

62.	Validity of Prior Acts of the Board

No regulation or alteration to these Articles made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

63.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

64.	Register of Mortgages and Charges

64.1	The Directors shall cause to be kept the Register of Mortgages and Charges required by the Law.

64.2	The Register of Mortgages and Charges shall be open to inspection in accordance with the Law, at the office of the Company on every business day in the Cayman Islands, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each such business day be allowed for inspection.

65.	Form and Use of Seal

65.1	The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

65.2	Notwithstanding the foregoing, the Seal may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

65.3	The Company may have one or more duplicate Seals, as permitted by the Law; and, if the Directors think fit, a duplicate Seal may bear on its face of the name of the country, territory, district or place where it is to be issued.

ACCOUNTS

66.	Books of Account

66.1	The books of account shall be kept at the registered office of the Company, or at such other place or places as the directors think fit.

66.2	The Company shall maintain its books and records and prepare its financial statements in accordance with US GAAP or such other international accounting principles as may be approved by the Board of Directors (which approval must include the approval of the Series D Director, the Series C Director, the Series B Director and the Series A Director)). The financial statements shall be audited by the Auditors in accordance with US GAAS or such other international auditing standard as may be approved by the Board of Directors (which approval must include the approval of the Series D Director, the Series C Director, the Series B Director and the Series A Director)).

66.3	No later than thirty (30) days before the commencement of each financial year, the chief executive officer and the chief financial officer shall produce drafts of the annual budget for such upcoming financial year. Each budget shall be presented to the Board and the Shareholders for approval of the applicable Shareholders in accordance with Article 5.

66.4	During the course of any financial year, the chief executive officer and the chief financial officer may from time to time request that changes be made to the approved budget. Any such request shall be subject to the approval of the Board of Directors and the approval of the Members in accordance with Article 5.

66.5	The Company shall prepare monthly business report and unaudited consolidated financial statements of the Company and the other Group Companies, with breakdowns into each company, which shall conform with the policies of the Board of Directors from time to time and compare the actual financial performance to the annual budget and the comparable period for the previous financial year. The monthly reports shall be distributed within twenty (20) days of the end of each month to each Director and Member.

66.6	As soon as reasonably practicable after the end of each financial year but no later than ninety (90) days after the end of each financial year, the Company shall provide audited consolidated financial statements in respect of the Group audited by a reputable accounting firm. Such annual financial statements shall be tabled before the Members in general meeting. The Company shall procure that such audited financial statements are completed within ninety (90) days following the end of each financial year and audited by the Auditors.

67.	Financial Year End

The financial year end of the Company shall be 31st December in each year but, subject to any direction of the Company in general meeting and Articles 5.1 and 5.1A, the Board may from time to time prescribe some other period to be the financial year, provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

AUDITORS AND AUDITS

68.	Auditors and Audits

68.1	Subject to Articles 5.1 and 5.1A, the Auditors shall be appointed by a resolution of the Directors.

68.2	Subjection to Articles 5.1 and 5.1A, whenever there are no Auditors appointed as aforesaid the Directors may appoint Auditors for such period as the Directors may determine or earlier removal such position by the Company in general meeting.

68.3	The Auditor may be a Member, but no Director, Officer or employee of the Company shall, during his continuance in such position, be eligible to act as an Auditor of the Company.

68.4	Unless fixed by the Company in general meeting, the remuneration of the Auditor shall be as determined by the Directors in such manner as the Company may by resolution of Members determine.

68.5	The profit and loss account and balance sheet of the Company and the audited consolidated financial statements in respect of the Group shall be audited by the Auditors of the Company in accordance with US GAAS or such other international auditing standard as may be approved by the Board of Directors (which approval must include the approval of the Series D Director, the Series C Director, the Series B Director and the Series A Director)). The Auditors shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company and (in respect of the consolidated financial statements) the Group at the end of that period;

(b)	all the information and explanations required by the Auditors have been obtained; and

(c)	any other information to be provided under US GAAS or such other international auditing standard as may be approved by the Board of Directors (which approval must include the approval of the Series D Director, the Series C Director, the Series B Director and the Series A Director).

68.6	The report of the Auditors shall be annexed to the accounts and shall be read at the meeting of Members at which the accounts are laid before the Company or shall be served on the Members.

68.7	Every Auditor of the Company shall have right of access at all times to the books of account of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the Auditors.

68.8	The Auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Members of the Company at which the Company’s profit and loss account and balance sheet are to be presented.

VOLUNTARY WINDING-UP AND DISSOLUTION

69.	Winding-Up

69.1	Subject to the Memorandum and Article 5, the Company may be voluntarily wound-up by a special resolution of the Members and upon the approval (by vote or written consent) of the Preference D Majority, the Preference C Majority, the Preference B Majority and the Preference A Majority, each voting as a separate class, and the voluntary winding up of the Company shall be deemed to be a variation of the class rights of the Preference Shares.

69.2	Subject to Articles 4.1 and 5.1, if the Company shall be wound up the liquidator may, with the sanction of a special resolution, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

DRAG-ALONG RIGHTS

70.	Drag-Along Rights.

70.1	Subject to Article 70.2, if, prior to the closing of a Qualified IPO, the Preference D Majority, the Preference C Majority, the Preference B Majority and the Preference A Majority, each voting as a separate class (collectively, the “Approving Members”), vote in favour of, otherwise consent in writing to, and/or otherwise agree in writing to sell or transfer all or part of their shares in any Deemed Liquidation Transaction approved by the Board (which approval must include the approval or consent of the Series D Director, the Series C Director, the Series B Director and the Series A Director), then the Company shall promptly notify each of the remaining members of the Company, including each of the Ordinary Shareholders, (the “Remaining Members”) in writing of such vote, consent and/or agreement and the material terms and conditions of such Deemed Liquidation Transaction, whereupon each Remaining Member shall, in accordance with instructions received from the Company, to vote all of its voting securities of the Company in favour of, otherwise consent in writing to, sell or transfer the same percentage of its shares on a pro rata basis in such Deemed Liquidation Transaction (including without limitation tendering original share certificates for transfer, signing and delivering share transfer certificates, share sale or exchange agreements, and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Member has lost or misplaced the relevant share certificate) on the same terms and conditions as were agreed to by the Approving Members and the Directors; provided, however, that such terms and conditions, including with respect to price paid or received per share, may differ as between Ordinary Shares and the Preference Shares and different series of Preference Shares, if any, (including without limitation, in order to reflect the Liquidation Preferences and participation rights of the Preference Shares set forth in these Articles).

In furtherance of the foregoing, the Company or any Director approving the Deemed Liquidation Transaction is hereby expressly authorized by each Remaining Member to take any and all of the following actions on such Remaining Member’s behalf (without receipt of any further consent by such Remaining Member): (i) vote all of the voting securities of such Remaining Member in favour of any such Deemed Liquidation Transaction; (ii) otherwise consent on such Remaining Member’s behalf to such Deemed Liquidation Transaction; (iii) sell the same percentage of such Remaining Member’s shares that the Approving Members sell in such Deemed Liquidation Transaction, in accordance with the terms and conditions of this Article 70.1 hereof; and (iv) act as the Remaining Member’s attorney-in-fact in relation to any such Deemed Liquidation Transaction and have the full authority to sign and deliver, on behalf of such Remaining Member, share transfer certificates, share sale or exchange agreements and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Member has lost or misplaced the relevant share certificate. Notwithstanding the foregoing provisions of this Article 70.1, the Remaining Members shall not be obligated to vote, consent and/or sell their shares in connection with any such Deemed Liquidation Transaction to the extent that all of the Approving Members do not also do so with respect to the same percentage of the Company’s capital shares held by them.

70.2	The drag-along rights set forth in Article 70.1 shall not be triggered for any Deemed Liquidation Transaction which (i) has less than US$600,000,000 worth in total consideration or (ii) is consummated before the second anniversary of the closing of the Company’s Preference D Shares financing pursuant to the Preference D Purchase Agreement, unless both the Approving Members and holders of at least a majority of the aggregate number of the Company’s outstanding Ordinary Shares vote in favour of, otherwise consent in writing to, and/or otherwise agree in writing to sell or transfer all or part of their shares in such Deemed Liquidation Transaction approved by the Board (which approval must include the approval or consent of the Series D Director, Series C Director, the Series B Director and the Series A Director).

70.3	None of the transfer restrictions set forth in any Shareholder Agreement shall apply in connection with a Deemed Liquidation Transaction that could trigger the drag-along right and is effected pursuant to Article 70.1, notwithstanding anything contained to the contrary herein and therein.

CHANGES TO CONSTITUTION

71.	Changes to Articles

Subject to the Law, the Memorandum and the Articles (including but not limited to Articles 5.1 and 5.1A), the Company may, by special resolution, alter or add to its Articles.

72.	Changes to the Memorandum

Subject to the Law, the Memorandum and the Articles (including but not limited to Articles 5.1 and 5.1A), the Company may from time to time by special resolution alter its Memorandum with respect to any objects, powers or other matters specified therein.

73.	Discontinuance

Subject to the Articles (including but not limited to Articles 5.1 and 5.1A), the Board may exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside the Cayman Islands pursuant to the Law.